                                                                  EXHIBIT (d)(1)



                          AGREEMENT AND PLAN OF MERGER

                                FEBRUARY 28, 2005

                                  BY AND AMONG

                               SAP AMERICA, INC.,

                         SAPPHIRE EXPANSION CORPORATION,

                                       AND

                                   RETEK INC.

                                    CONTENTS

SECTION                                                                                                    PAGE
-------                                                                                                    ----
1.       THE OFFER............................................................................................1
         1.1          The Offer...............................................................................1
         1.2          Company Actions.........................................................................3
         1.3          Directors...............................................................................3
         1.4          Top-Up Option...........................................................................4
2.       THE MERGER...........................................................................................6
         2.1          The Merger..............................................................................6
         2.2          Closing.................................................................................6
         2.3          Effective Time..........................................................................6
         2.4          Effects.................................................................................7
         2.5          Certificate of Incorporation and By-laws................................................7
         2.6          Directors...............................................................................7
         2.7          Officers................................................................................7
3.       EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES................7
         3.1          Effect on Capital Stock.................................................................7
         3.2          Exchange of Certificates................................................................8
4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................10
         4.1          Organization, Standing and Power.......................................................10
         4.2          Company Subsidiaries; Equity Interests.................................................10
         4.3          Capital Structure......................................................................10
         4.4          Authority; Execution and Delivery; Enforceability......................................12
         4.5          No Conflicts; Consents.................................................................13
         4.6          SEC Documents; Undisclosed Liabilities.................................................13
         4.7          Information Supplied...................................................................16
         4.8          Absence of Certain Changes or Events...................................................16
         4.9          Taxes..................................................................................17
         4.10         Absence of Changes in Benefit Plans....................................................19
         4.11         ERISA Compliance; Excess Parachute Payments............................................19
         4.12         Litigation.............................................................................21
         4.13         Compliance with Applicable Law.........................................................22
         4.14         Environmental Matters..................................................................22
         4.15         Contracts..............................................................................23
         4.16         Title to Properties....................................................................25
         4.17         Intellectual Property; Computer Software...............................................26
         4.18         Labor Matters..........................................................................30
         4.19         Insurance..............................................................................30
         4.20         Brokers; Schedule of Fees and Expenses.................................................30
         4.21         Opinion of Financial Advisor...........................................................31
         4.22         Potential Conflicts of Interest........................................................31
         4.23         Vote Required..........................................................................31
5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................................................31
         5.1          Organization, Standing and Power.......................................................31
         5.2          Sub....................................................................................32
         5.3          Authority; Execution and Delivery; Enforceability......................................32

SECTION                                                                                                    PAGE
-------                                                                                                    ----
         5.4          No Conflicts; Consents.................................................................32
         5.5          Information Supplied...................................................................33
         5.6          Brokers................................................................................33
         5.7          Financing..............................................................................33
         5.8          Litigation.............................................................................33
6.       COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................................34
         6.1          Conduct of Business....................................................................34
         6.2          No Solicitation........................................................................36
7.       ADDITIONAL AGREEMENTS...............................................................................39
         7.1          Preparation of Proxy Statement; Stockholders Meeting...................................39
         7.2          Access to Information; Confidentiality.................................................40
         7.3          Reasonable Best Efforts................................................................40
         7.4          Stock Options..........................................................................41
         7.5          Indemnification........................................................................42
         7.6          Fees and Expenses......................................................................43
         7.7          Public Announcements...................................................................44
         7.8          Transfer Taxes.........................................................................44
         7.9          Stockholder Litigation.................................................................44
         7.10         Further Assurances.....................................................................44
         7.11         Additional Agreement Regarding Benefit Plans...........................................44
8.       CONDITIONS PRECEDENT................................................................................45
9.       TERMINATION, AMENDMENT AND WAIVER...................................................................45
         9.1          Termination............................................................................45
         9.2          Effect of Termination..................................................................46
         9.3          Amendment..............................................................................46
         9.4          Extension; Waiver......................................................................47
10.      GENERAL PROVISIONS..................................................................................47
         10.1         Nonsurvival of Representations and Warranties..........................................47
         10.2         Notices................................................................................47
         10.3         Definitions............................................................................48
         10.4         Interpretation; Company Disclosure Schedule............................................49
         10.5         Severability...........................................................................49
         10.6         Counterparts...........................................................................50
         10.7         Entire Agreement; No Third-Party Beneficiaries.........................................50
         10.8         Governing Law..........................................................................50
         10.9         Assignment.............................................................................50
         10.10        Enforcement; Waiver of Jury Trial......................................................50



Signatories..................................................................................................52


ANNEX

1.       Conditions of the Offer............................................................................A-1

                                    GLOSSARY

TERM                                                                                                   SECTION
----                                                                                                   -------
Acquisition Agreement...................................................................................6.2(b)
Adverse Change in Recommendation........................................................................6.2(b)
affiliate..............................................................................................10.3(a)
Appraisal Shares........................................................................................3.1(d)
Certificate.........................................................................................3.1(c)(ii)
Certificate of Merger......................................................................................2.3
Closing....................................................................................................2.2
Closing Date...............................................................................................2.2
Code...................................................................................................4.11(b)
Company...............................................................................................Preamble
Company Benefit Agreements.............................................................................4.10(b)
Company Benefit Plans..................................................................................4.10(a)
Company Board...........................................................................................4.4(b)
Company By-laws............................................................................................4.1
Company Charter............................................................................................4.1
Company Common Stock..................................................................................Recitals
Company Disclosure Schedule..................................................................................4
Company ESPP...........................................................................................4.11(k)
Company Intellectual Property.....................................................................4.17(m)(vii)
Company Licensed Intellectual Property.............................................................4.17(m)(ix)
Company Material Adverse Effect............................................................................4.1
Company Multiemployer Pension Plan.....................................................................4.11(h)
Company Owned Intellectual Property..............................................................4.17(m)(viii)
Company Pension Plans..................................................................................4.11(a)
Company Preferred Stock.................................................................................4.3(a)
Company SAR..........................................................................................7.4(e)(i)
Company Software.......................................................................................4.17(d)
Company Stock Option................................................................................7.4(e)(ii)
Company Stock Plans................................................................................7.4(e)(iii)
Company Stockholder Approval..............................................................................4.23
Company Stockholders Meeting............................................................................7.1(b)
Company Subsidiaries.......................................................................................4.1
Company Takeover Proposal............................................................................6.2(d)(i)
Company Web Sites......................................................................................4.17(l)
Confidentiality Agreement...............................................................................7.2(b)
Consent.................................................................................................4.5(b)
Contract................................................................................................4.3(a)
Copyrights.......................................................................................4.17(m)(i)(C)
Current Purchase Period.................................................................................7.4(c)
Customer Software..................................................................................4.17(m)(vi)
Derivative Work.....................................................................................4.17(m)(x)
DGCL.......................................................................................................2.1
Effective Time.............................................................................................2.3
Environmental Claims................................................................................4.14(b)(i)
Environmental Laws.................................................................................4.14(b)(ii)
Environmental Permits.............................................................................4.14(b)(iii)

TERM                                                                                                   SECTION
----                                                                                                   -------
ERISA..................................................................................................4.11(a)
Exchange Act............................................................................................4.4(c)
Exchange Fund...........................................................................................3.2(a)
Expiration Date.........................................................................................1.1(a)
Filed SEC Document......................................................................................4.6(a)
Fully Diluted Shares...................................................................................Annex 1
GAAP....................................................................................................4.6(a)
Governmental Entity.....................................................................................4.5(b)
Hazardous Materials................................................................................4.14(b)(iv)
HSR Act.................................................................................................4.5(b)
in the ordinary course of business.....................................................................10.3(c)
Indemnified Parties.....................................................................................7.5(a)
Independent Directors...................................................................................1.3(a)
Information Statement...................................................................................1.2(b)
Intellectual Property...............................................................................4.17(m)(i)
Judgment................................................................................................4.5(a)
knowledge..............................................................................................10.3(d)
Law.....................................................................................................4.5(a)
Licensed Software..................................................................................4.17(m)(iv)
Liens...................................................................................................4.2(a)
material adverse effect................................................................................10.3(b)
Merger................................................................................................Recitals
Merger Consideration.................................................................................3.1(c)(i)
Minimum Tender Condition...............................................................................Annex 1
Notice of Superior Proposal.............................................................................6.2(b)
Offer.................................................................................................Recitals
Offer Documents.........................................................................................1.1(b)
Offer Price...........................................................................................Recitals
Open Source Software................................................................................4.17(m)(v)
Owned Software.........................................................................................4.17(b)
Parent................................................................................................Preamble
Parent Disclosure Schedule...................................................................................5
Parent Material Adverse Effect..........................................................................5.4(a)
Patents..........................................................................................4.17(m)(i)(B)
Paying Agent............................................................................................3.2(a)
Permits................................................................................................4.13(b)
person.................................................................................................10.3(e)
Primary Company Executives.............................................................................4.11(l)
Proxy Statement.........................................................................................4.5(b)
Representatives.........................................................................................6.2(a)
Schedule 14D-9..........................................................................................1.2(b)
SEC.....................................................................................................1.1(a)
SEC Documents...........................................................................................4.6(a)
Secret Information...............................................................................4.17(m)(i)(D)
Section 262.............................................................................................3.1(d)
Securities Act..........................................................................................4.6(a)
Software...........................................................................................4.17(m)(ii)
SOX.....................................................................................................4.6(a)
Sub...................................................................................................Preamble
subsidiary.............................................................................................10.3(f)
Superior Company Proposal...........................................................................6.2(d)(ii)

TERM                                                                                                   SECTION
----                                                                                                   -------
Surviving Corporation......................................................................................2.1
Tax..................................................................................................4.9(h)(i)
Tax Return..........................................................................................4.9(h)(ii)
Taxation.............................................................................................4.9(h)(i)
Taxes................................................................................................4.9(h)(i)
Termination Fee.........................................................................................7.6(b)
Third-Party Software..............................................................................4.17(m)(iii)
Top-Up Closing..........................................................................................1.4(c)
Top-Up Exercise Event................................................................................1.4(b)(i)
Top-Up Exercise Notice..................................................................................1.4(c)
Top-Up Notice Date......................................................................................1.4(c)
Top-Up Option...........................................................................................1.4(a)
Top-Up Option Shares....................................................................................1.4(a)
Top-Up Termination Date.............................................................................1.4(b)(ii)
Trademarks.......................................................................................4.17(m)(i)(A)
Transactions............................................................................................1.2(a)
Transfer Taxes.............................................................................................7.8
Voting Company Debt.....................................................................................4.3(a)
Web....................................................................................................4.17(l)

AGREEMENT AND PLAN OF MERGER dated as of February 28, 2005

AMONG:

(1)   SAP AMERICA, INC., a Delaware corporation (PARENT),

(2) SAPPHIRE EXPANSION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (SUB), and

(3)   RETEK INC., a Delaware corporation (the COMPANY).

WHEREAS:

(A) the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement;

(B) in furtherance of such acquisition, Parent will cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the OFFER) to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the COMPANY COMMON STOCK) at a price per share of Company Common Stock of $8.50, net to the seller in cash (the OFFER PRICE), on the terms and subject to the conditions set forth in this Agreement;

(C) the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the MERGER) of Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by Parent, Sub or the Company (other than Appraisal Shares, as defined in Section 3.1(d)) shall be converted into the right to receive an amount in cash equal to the Offer Price on the terms and subject to the conditions set forth in this Agreement; and

(D) Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, the parties hereto agree as follows:

1.    THE OFFER

1.1   THE OFFER

      (a) Subject to the conditions of this Agreement, as promptly as practicable but in no event later than five business days after the date hereof, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the SEC); provided, however, that the obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer is subject to the conditions set forth in Annex 1 (any or all of which (other than the Minimum Tender Condition) may, subject to the provisions hereof, be waived by Parent or Sub, subject to applicable Law). The initial expiration date of the Offer (the EXPIRATION DATE) shall be the 20th business day following the commencement of the Offer (determined pursuant to Rules 14d-1 and 14d-2 promulgated by the SEC). Sub expressly reserves the right to modify the terms and conditions of the Offer, except that, without the prior written consent of the Company, Sub shall not (i) reduce the number of shares of Company Common Stock sought to be purchased in the Offer,
            (ii) reduce the Offer Price, (iii) reduce or waive the Minimum Tender Condition (defined in Annex 1), (iv) add to the conditions set forth in Annex 1, (v) except as provided in the next sentence, extend the Offer, (vi) change the form of consideration payable in the Offer or (vii) amend any other condition of the Offer in any manner adverse to the Company's stockholders. Sub may, without the consent of the Company, (A) extend the Offer in increments of not more than ten business days each, if at the scheduled Expiration Date any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation, position or request of the SEC or the staff thereof applicable to the Offer and
            (C) make available a subsequent offering period (within the meaning of Rule 14d-11 promulgated by the SEC). Without limiting the right of Sub to extend the Offer, in the event that any condition set forth in Annex 1 is not satisfied or waived at the scheduled Expiration Date, at the request of the Company, Sub shall, and Parent shall cause Sub to, extend the Expiration Date of the Offer in increments of five business days each until the earliest to occur of (v) the date that is 15 days after the initial Expiration Date,
            (w) the satisfaction or waiver of such condition, (x) the determination by Parent that such condition to the Offer is not capable of being satisfied on or prior to the date specified in
            Section 9.1(b)(ii)(B), provided that such inability to satisfy such condition is not due to any failure of Parent or Sub to perform in any material respect any covenant or agreement of Parent or Sub contained herein, or the material breach by Parent or Sub of any representation or warranty contained herein, (y) the termination of this Agreement in accordance with its terms and (z) the date specified in Section 9.1(b)(ii)(B); provided, however, that Parent and Sub shall not be required to so extend the Expiration Date if the failure to satisfy any condition set forth in Annex 1 was caused by or resulted from the failure of the Company to perform in any material respect any covenant or agreement of the Company contained herein, or the material breach by the Company of any representation or warranty contained herein. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, accept for payment shares of Company Common Stock tendered as soon as it is legally permitted to do so under applicable Law.

      (b) On the date of commencement of the Offer, Sub shall, and Parent shall cause Sub to, file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the OFFER DOCUMENTS). The Company shall cooperate fully in the preparation of the Offer Documents and the Company and its counsel shall be given a reasonable opportunity to review the Offer Documents before they are filed with the SEC. Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities Law. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

      (c) Parent and Sub shall timely file with the Commissioner of Commerce of the State of Minnesota any registration statement relating to the Offer required to be filed pursuant to Chapter 80B of the Minnesota Statutes and shall disseminate to the Company's stockholders via the Offer Documents the information set forth in any such registration statement to the extent and within the time period required by Chapter 80B of the Minnesota Statutes.

1.2   COMPANY ACTIONS

      (a) The Company hereby approves of and consents to the Offer, the Merger and the other matters contemplated by this Agreement (collectively, the TRANSACTIONS).

      (b) On the date the Offer Documents are filed with the SEC and as soon as practicable on such date after such filing, the Company shall file with the SEC a Solicitation/Recommendation Statement on
            Schedule 14D-9 with respect to the Offer, including an appropriate information statement (INFORMATION STATEMENT) under Rule 14f-1 (such
            Schedule 14D-9 and Information Statement, as amended or supplemented from time to time, the SCHEDULE 14D-9) containing the determinations and recommendations described in Section 4.4(b) and shall mail the
            Schedule 14D-9 to all holders of Company Common Stock. Each of Parent, Sub and their counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with SEC. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to all Company stockholders, in each case as and to the extent required by applicable Federal securities Law. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

      (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of the most recent practicable date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent or Sub may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated in accordance with
            Section 9.1, shall, upon written request, deliver, and shall use their reasonable efforts to cause their affiliates, agents and advisors to deliver, to the Company all copies of such information then in their possession.

1.3   DIRECTORS

      (a) Promptly upon the acceptance for payment of, and payment by Sub for, any shares of Company Common Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board as will give Sub, subject to compliance with Section 14(f) of the

            Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, that equals the product of (i) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (ii) the percentage that (A) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to
            (B) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so elected or appointed to the Company Board, provided that in the event that Sub's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least three directors who are members of the Company Board on the date of this Agreement and who are not officers of the Company (the INDEPENDENT DIRECTORS); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, the remaining Independent Directors shall be entitled to nominate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who are not officers, employees, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election or appointment, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above. The Company shall also use its reasonable efforts to cause the Sub's designees to be proportionately represented on each committee of the Company Board (other than any committee of the Company Board established to take action under this Agreement) and each board of directors of each subsidiary of the Company designated by Sub.

      (b)   Following the election or appointment of Sub's designees pursuant to
            Section 1.3(a) until the Effective Time, the concurrence of a majority of the Independent Directors shall be required for any amendment to this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations of Sub or Parent under this Agreement (except as expressly permitted hereunder), any recommendation to stockholders or any modification or withdrawal of any such recommendation, any retention of counsel or other advisors in connection with the transactions contemplated hereby, any required or permitted consent or action by the Company Board hereunder or any waiver of any of the Company's rights or Parent's or Sub's obligations under this Agreement.

1.4   TOP-UP OPTION

      (a) Subject to the terms and conditions herein, the Company hereby grants to Parent an irrevocable option (the TOP-UP OPTION) to purchase up to that number of shares of the Company Common Stock (the TOP-UP OPTION SHARES) equal to the lowest number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock collectively owned by Parent, Sub and any of their respective affiliates immediately following consummation of the Offer shall constitute 90% of the shares of Company Common Stock then outstanding (after giving effect to the issuance of the Top-Up Option Shares) at a purchase price per Top-Up

            Option Share equal to the Offer Price. Notwithstanding the foregoing provisions of this Section 1.4(a), the Top-Up Option shall not be exercisable if the aggregate number of shares issuable upon exercise of the Top-Up Option, plus the aggregate number of then-outstanding shares of Company Common Stock, plus the aggregate number of shares of Company Common Stock issuable upon exercise of all options and other rights to purchase Company Common Stock, plus the aggregate number of shares reserved for issuance pursuant to the Company Stock Plans (as defined in Section 7.4) would exceed the number of authorized shares of Company Common Stock.

      (b) Parent may, at its election, exercise the Top-Up Option, in whole, but not in part, at any one time after the occurrence of a Top-Up Exercise Event and prior to the occurrence of a Top-Up Termination Event.

            (i) A TOP-UP EXERCISE EVENT shall occur upon Parent's or Sub's acceptance for payment pursuant to the Offer (which shall include, for sake of clarity, any subsequent offering period that Parent or Sub may elect to extend pursuant to the terms and conditions of this Agreement) of shares of Company Common Stock constituting, together with Company Common Stock owned directly or indirectly by any other affiliates of Parent, at least 80 percent, but less than 90 percent of the shares of the Company Common Stock then outstanding.

            (ii) The TOP-UP TERMINATION DATE shall occur upon the earliest to occur of (A) the Effective Time, (B) the termination of this Agreement, (C) the date that is ten business days after the occurrence of a Top-Up Exercise Event, unless the Top-Up Option has been previously exercised in accordance with the terms and conditions hereof and (D) the date that is ten business days after the Top-Up Notice Date unless the Top-Up Closing shall have previously occurred.

      (c) If Parent wishes to exercise the Top-Up Option, Parent shall send to the Company a written notice (a TOP-UP EXERCISE NOTICE, and the date of receipt of which notice is referred to herein as the TOP-UP NOTICE DATE) specifying the place for the closing of the purchase and sale of shares of Company Common Stock pursuant to the Top-Up Option (the TOP-UP CLOSING) and a date not earlier than one business day nor later than ten business days after the Top-Up Notice Date for the Top-Up Closing. The Company shall, promptly after receipt of the Top-Up Exercise Notice, deliver a written notice to Parent confirming the number of Top-Up Option Shares and the aggregate purchase price therefor.

      (d) At the Top-Up Closing, subject to the terms and conditions of this Agreement, (i) the Company shall deliver to Parent a certificate or certificates evidencing the applicable number of Top-Up Option Shares, provided that the obligation of the Company to deliver Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the condition that no provision of any applicable Law or Judgment shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of any such exercise and (ii) Parent shall purchase each Top-Up Option Share from the Company at the Offer Price. Payment by Parent of the purchase price for the Top-Up Option Shares may be made, at Parent's option, by delivery of (A) immediately available funds by wire transfer to an account designated by the Company or (B) a demand note issued by Parent in customary form that is reasonably acceptable to the parties and in a principal face amount equal to the aggregate amount of the cash portion of the purchase price for the Top-Up Option Shares. Any demand note issued pursuant to the preceding sentence shall be accompanied by a credit support arrangement reasonably acceptable to the parties hereto.

      (e) Upon the delivery by Parent to the Company of the Top-Up Exercise Notice, and the tender of the consideration described in Section 1.4(d), Parent shall be deemed to be the holder of record of the Top-Up Option Shares issuable upon that exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing those Top-Up Option Shares shall not then be actually delivered to Parent or the Company shall have failed or refused to designate the bank account described in Section 1.4(d).

      (f) Certificates evidencing Top-Up Option Shares delivered hereunder may include legends legally required including a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

2.    THE MERGER

2.1   THE MERGER

      Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the DGCL), Sub shall be merged with and into the Company at the Effective Time (as defined below). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the SURVIVING CORPORATION) and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

2.2   CLOSING

      The closing of the Merger (the CLOSING) shall take place at 10:00 a.m., New York time, on the second business day following the satisfaction or waiver of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Allen & Overy, 1221 Avenue of the Americas, New York, NY 10020, or at such other time, date or place as shall be agreed in writing between Parent and the Company; provided, however, that if all the conditions set forth in Article 8 shall not have been satisfied or waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or waived. The date on which the Closing occurs is referred to in this Agreement as the CLOSING DATE.

2.3   EFFECTIVE TIME

      Prior to the Closing, the Company shall prepare, and on the Closing Date the Company (or Sub, in the case of a certificate of ownership and merger) shall file with the Secretary of State of the State of Delaware, a certificate of merger (or a certificate of ownership and merger, as the case may be) (the CERTIFICATE OF MERGER) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the EFFECTIVE TIME).

2.4   EFFECTS

      The Merger shall have the effects set forth in Section 259 of the DGCL.

2.5   CERTIFICATE OF INCORPORATION AND BY-LAWS

      (a) At the Effective Time, the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

      (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

2.6   DIRECTORS

      The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the next annual meeting of stockholders of the Surviving Corporation (or until their earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be. The Company shall cause all directors of the Company to resign immediately prior to the Effective Time.

2.7   OFFICERS

      The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

3. EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

3.1   EFFECT ON CAPITAL STOCK

      At the Effective Time, the following events shall occur by virtue of the Merger and without any further action on the part of Sub, the Company or the holders of any securities of the Company or Sub.

      (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of common stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that, immediately prior to the Effective Time, is owned directly by the Company as treasury stock, or by Parent or Sub, shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

      (c)   CONVERSION OF COMPANY COMMON STOCK.

            (i) Subject to Sections 3.1(b) and 3.1(d), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash equal to the Offer Price, without interest (the MERGER CONSIDERATION).

            (ii) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a CERTIFICATE) shall cease to have any rights with respect thereto, except the right to receive Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 3.2.

      (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (APPRAISAL SHARES) of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (SECTION 262), shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted as of the Effective Time into, and to have become, the right to receive Merger Consideration without interest as provided in Section 3.1(c). The Company shall provide prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock pursuant to Section 262, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

3.2   EXCHANGE OF CERTIFICATES

      (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent for the payment of the Merger Consideration (the PAYING AGENT). From time to time after the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 3.1(c) upon surrender of Certificates, it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent (such funds being hereinafter referred to as the EXCHANGE FUND).

      (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and
            (ii) instructions for use in effecting the surrender of a Certificate in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed, validly executed and authenticated, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 3.1(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

      (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this Article 3.

      (d) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

      (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate.

      (f) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold any applicable taxes from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

      (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of a Certificate who has not theretofore complied with this Article 3 shall thereafter look only to Parent, as general unsecured creditors thereof, for payment of its claim for Merger Consideration.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the disclosure schedule delivered to Parent and Sub contemporaneously with the execution of this Agreement (the COMPANY DISCLOSURE SCHEDULE), the Company represents and warrants to Parent and Sub as follows:

4.1   ORGANIZATION, STANDING AND POWER

      The Company and each of its subsidiaries (the COMPANY SUBSIDIARIES) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as currently conducted. The Company and each of the Company Subsidiaries is duly qualified to do business in each jurisdiction where the nature of its businesses or its ownership or leasing of properties make such qualification necessary except where the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect (as defined in Section 10.3) on the Company and the Company Subsidiaries taken as a whole (a COMPANY MATERIAL ADVERSE EFFECT). The Company has delivered to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the COMPANY CHARTER), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the COMPANY BY-LAWS), and the comparable charter and organizational documents of each of the Company Subsidiaries, in each case as amended through the date of this Agreement. Neither the Company nor any Company Subsidiary is in default or violation of any term, provision or condition of any document referred to in the preceding sentence.

4.2   COMPANY SUBSIDIARIES; EQUITY INTERESTS

      (a) Section 4.2(a) of the Company Disclosure Schedule lists each of the Company Subsidiaries and its jurisdiction of organization. All the outstanding shares of capital stock of, or other ownership interests in, each of the Company Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (including any restriction on the right to vote, sell, transfer, pledge or otherwise dispose of capital stock or other ownership interests) (collectively, LIENS).

      (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person.

4.3   CAPITAL STRUCTURE

      (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (COMPANY PREFERRED STOCK). At the close of business on February 25, 2005 (i) 56,117,640 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 110,913 shares of Company Common Stock were subject to issuance upon exercise of Company Stock Options (as defined in Section 7.4) under the Company's 1999 Employee Stock Purchase Plan at a weighted average exercise price of $4.6325 per share, (iv) 8,004,358 shares of Company Common Stock were subject to issuance upon exercise of Company Stock Options under the Company's 1999 Equity

            Incentive Plan at a weighted average exercise price of $10.5900 per share, (v) 295,000 shares of Company Common Stock were subject to issuance upon exercise of Company Stock Options under the Company's 1999 Director Stock Option Plan at a weighted average exercise price of $12.4510 per share, (vi) 1,208,325 shares of Company Common Stock were subject to issuance upon exercise of Company Stock Options under the Hightouch Technologies, Inc. 1999 Stock Option Plan at a weighted average exercise price of $5.9861 per share, (vii) 5,896,126 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans and (viii) no shares of Company Preferred Stock were issued. Except as set forth above and except for the shares of Company Common Stock reserved for issuance upon the exercise of the Top-Up Option, at the close of business on the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined in Section 7.4). All outstanding shares of Company capital stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a CONTRACT) to which the Company or any Company Subsidiary is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (VOTING COMPANY DEBT). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (x) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (y) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or
            (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company capital stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. No person is entitled to registration rights with respect to any shares of capital stock of the Company. Except as contemplated in connection with the execution of this Agreement, there are no stockholder agreements, voting trusts or other agreements, Contracts or understandings to which the Company or any Company Subsidiary is a party or to which it is bound relating to the voting of any shares of capital stock of the Company or any Company Subsidiary.

      (b) The Company Board (as defined below) or a committee administering the Company Stock Plans has the power and authority to adjust the terms of all outstanding Company Stock Options and all outstanding Company SARs granted under any Company Stock Plan, by resolution or other action, to provide that each such Company Stock Option and Company SAR outstanding immediately prior to the Effective Time shall be cancelled in accordance with Section 7.4, with the holder thereof becoming entitled to receive the amount of cash specified in
            Section 7.4. Such cancellation of Company Stock Options and Company SARs in exchange for the cash payments described in Section 7.4 will extinguish any and all rights the holders of such Company Stock Options and Company SARs had or may have had in respect thereof. No consents of the holders of the Company Stock Options or Company SARs are necessary to effectuate the foregoing. The Company Board or a committee administering the Company Stock Plans has the power and authority to cause (i) the Company Stock Plans to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company to be deleted as of the Effective Time. Following the Effective Time no holder of a Company Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan will have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

4.4   AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY

      (a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval if required by applicable Law. The Company has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors' rights generally and by general principles of equity.

      (b) The Board of Directors of the Company (the COMPANY BOARD), at a meeting duly called and held at which directors of the Company constituting a quorum were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Offer, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, (iv) directing that, if required by the DGCL, this Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommending that, if required by the DGCL, the Company's stockholders adopt this Agreement. Such resolutions are sufficient to render the restrictions on "business combinations" (as defined in Section 203 of the DGCL) of Section 203 of the DGCL inapplicable to Parent and Sub and this Agreement, the Offer, the Merger and the other Transactions. Other than Section 203 of the DGCL and Chapter 80B of the Minnesota Statutes, no state takeover statute or similar statute or regulation applies to the Company or any Company Subsidiary with respect to this Agreement, the Offer, the Merger or any other Transaction.

      (c) The Company has been advised by each of its directors and executive officers (which executive officers are, to the knowledge of the Company, aware of the Transactions as of the date hereof) that each such person intends to tender and sell all shares of Company Common Stock owned by such person in the Offer, except to the extent of any restrictions created by Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the EXCHANGE ACT) and otherwise intends to support the consummation of the Transactions.

4.5   NO CONFLICTS; CONSENTS

      (a) The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms of this Agreement will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or
            (iii) subject to the filings and other matters referred to in
            Section 4.5(b), any judgment, injunction, order or decree (JUDGMENT) or statute, law (including common law), ordinance, rule, legislation, interpretation or regulation (LAW) applicable to the Company or any Company Subsidiary or their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect or result in a liability to the Company and the Company Subsidiaries, taken as a whole, in excess of $5,000,000.

      (b) No consent, approval, license, permit, order or authorization (CONSENT) of, or registration, declaration or filing with, or Permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational (a GOVERNMENTAL ENTITY), or termination or expiration of any waiting period under applicable Law, is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than: (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR ACT) and all other applicable competition and antitrust Laws, if any, including under the German Federal Cartel Office; (ii) the filing with the SEC of (A) the Schedule 14D-9, (B) a proxy or information statement relating to the adoption of this Agreement by the Company's stockholders (the PROXY STATEMENT), if such adoption is required by Law, (C) the Information Statement and (D) such reports under Section 13 of the Exchange Act, as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business; (iv) compliance with and such filings as may be required under applicable Environmental Laws; (v) such filings as may be required in connection with the taxes described in Section 7.8 and (vi) such filings as may be required under Chapter 80B of the Minnesota Statutes.

4.6   SEC DOCUMENTS; UNDISCLOSED LIABILITIES

      (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since December 31, 2002 (together with all information incorporated therein by reference, the SEC DOCUMENTS). As of its respective date, each SEC Document complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the SECURITIES ACT), the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder (SOX), in each case, applicable to such SEC Document, and none of the SEC

            Documents contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been duly revised or superseded by a later-filed SEC Document filed and publicly available prior to February 24, 2005 (a FILED SEC DOCUMENT), none of the SEC Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, the consolidated financial statements (including the related notes) of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). Such consolidated financial statements fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

      (b) Except as set forth on the face of, or expressly identified in the notes to, the most recent balance sheet of the Company included in the Filed SEC Documents, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required under GAAP to be set forth on such balance sheet or in such notes thereto that individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect.

      (c) Each of the Company and its senior financial officers has consulted with the Company's independent auditors and with the Company's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with, the requirements of SOX as in existence on the date hereof. The Company is, and has been, in compliance in all material respects with the provisions of SOX applicable to it.

      (d) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the SEC Documents, and the statements contained in such certifications are accurate in all material respects as of the date hereof. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any Company Subsidiary has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

      (e) Neither the Company nor Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the

            Company's or such Company Subsidiary's published financial statements or other SEC Documents.

      (f) The books, records and accounts of the Company, all of which have been made available to Parent upon Parent's request, are complete and correct in all material respects.

      (g) The Company's system of internal controls over financial reporting are reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that would materially affect the Company's financial statements. No significant deficiency or material weakness was identified in management's assessment of internal controls as of December 31, 2004 (nor has any such deficiency or weakness since been identified) and, to management's knowledge and belief, the Company's external auditors are in a position to deliver an attestation without qualification of management's internal control report to be included in the Company's Form 10-K filing for the period ended December 31, 2004.

      (h) The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

      (i) Since the date of this Agreement, neither the chief executive officer nor the chief financial officer of the Company has become aware of any fact or circumstance that is reasonably likely to result in a substantial change to the Company's internal controls over financial reporting.

      (j) Since the date of the most recent Filed SEC Report, neither the chief executive officer nor the chief financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a "material weakness" in the Company's internal controls over financial reporting.

      (k) The audit committee of the Board of Directors of the Company includes an Audit Committee Financial Expert, as defined by Item 401(h)(2) of Regulation S K.

      (l) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company's code of ethics, as required by Section 406(b) of SOX. To the knowledge of the Company, there have been no violations of provisions of the Company's code of ethics.

4.7   INFORMATION SUPPLIED

      None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Offer Documents, the
      Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (defined in Section 7.1(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company pursuant to this
      Section 4.7 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

4.8   ABSENCE OF CERTAIN CHANGES OR EVENTS

      Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, each of the Company and the Company Subsidiaries has conducted its business in the ordinary course of business and there has not been:

      (a) any event, change or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

      (b) (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, property or otherwise) in respect of, any capital stock of the Company or any Company Subsidiary, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent or
            (ii) any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any capital stock or other equity securities of, or other ownership interests in, the Company or any Company Subsidiary or any other securities thereof or any rights, options, warrants or calls to acquire any such shares or other securities;

      (c) any split, combination or reclassification of any capital stock of the Company or any Company Subsidiary or any issuance of, or the authorization of any issuance of, any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any Company Subsidiary;

      (d) (i) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of any increase in compensation or pay any bonus, except for increases of cash compensation in the ordinary course of business to the extent required under employment agreements (or in the case of any employee not covered by an employment agreement to the extent granted in accordance with the Company's employment compensation policies) in each case in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (ii) any granting by the Company or any Company Subsidiary to any such current or former director, officer or employee of any increase in severance or termination pay, except to the extent required under any agreement (or in the case of any employee not covered by an employment agreement to the extent granted in accordance with the Company's employment compensation policies) in each case in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (iii) any amendment or modification to any Company Stock Option;

      (e) any change in financial or tax accounting methods, principles or practices by the Company or any Company Subsidiary except insofar as may have been required by a change in GAAP or Law;

      (f) any material Tax election by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund;

      (g) any amendment of any term of any outstanding security of the Company or any Company Subsidiary that would increase the obligations of the Company or such Company Subsidiary under such security;

      (h) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business;

      (i) any creation or assumption by the Company or any Company Subsidiary of any Lien on any asset of the Company or any Company Subsidiary other than in the ordinary course of business;

      (j) any making of any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly-owned subsidiary of the Company;

      (k) (i) any direct or indirect acquisition by the Company or any Company Subsidiary, or agreement to acquire, by merging or consolidating with, or by purchasing or by any other manner, any equity interest in, business of or any substantial portion of the assets of, any person or any acquisition by the Company or any Company Subsidiary of any assets that are material to the Company and the Company Subsidiaries, (ii) any sale, lease, license, Lien or other disposition of any intellectual property or other material assets of the Company or any Company Subsidiary, other than sales and licenses of products to customers in the ordinary course of business, (iii) any incurrence or agreement to incur any new capital expenditures by the Company or any Company Subsidiary that are in excess of $1,000,000 in any calendar quarter or (iv) any assignment, termination or relinquishment by the Company or any Company Subsidiary of any contract, license or other right with a value in excess of $250,000;

      (l) any other transaction, Contract or commitment of the Company or any Company Subsidiary other than in the ordinary course of business and on an arm's length basis; or

      (m) any authorization, commitment or agreement to take any action referred to in Sections 4.8(a) through 4.8(l).

4.9   TAXES

      (a) The Company and the Company Subsidiaries have timely filed or caused to be filed with the appropriate Tax or governmental authority all material Tax Returns required to be filed by them and all such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have timely paid or caused to be paid all material Taxes due with respect to the taxable periods covered by such Tax Returns and all other Taxes otherwise due and payable, and the most recent financial statements included in the Filed SEC Documents reflect an adequate reserve (including any reserve for deferred Taxes) for all Taxes not yet due but that are payable for periods or portions thereof accrued through the date of such financial statements.

      (b) There is no written claim or notice of deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with any Tax authority with respect to any Taxes of the Company or any Company Subsidiary whether or not with respect to a Tax Return filed by the Company or any Company Subsidiary. No claim has been made by any Tax authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction.

      (c) No Liens for Taxes exist with respect to any of the assets or properties of the Company or any Company Subsidiary except for statutory Liens for Taxes not yet due or payable.

      (d) Neither the Company nor any Company Subsidiary is a party to any written (i) Tax sharing agreement or similar agreement, arrangement or practice (including any liability for Taxes of any other Person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local Law) with any party other than the Company or any Company Subsidiary or (ii) tax indemnity obligation or similar agreement, arrangement or practice (including any liability for Taxes of any other Person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local Law) other than with respect to the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is liable for Taxes of any other Person other than the Company or any Company Subsidiary as transferee or otherwise and whether by contract or otherwise.

      (e) There is no currently effective agreement or other document extending the period of limitation on assessment or collection of any Taxes, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority by or on behalf of the Company or any Company Subsidiary.

      (f) The Company and each Company Subsidiary has, within the time and the manner prescribed by Law, withheld from and paid over to the proper Tax or governmental authorities all amounts required to be withheld and paid over under applicable Law (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign Laws).

      (g) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under
            Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Effective Time).

      (h)   For purposes of this Agreement:

            (i) TAX or TAXES (and with correlative meaning, TAXATION) means any and all taxes, charges, fees, levies, tariffs, duties, liabilities, impositions or other assessments of any kinds (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any tax or governmental authority, including income, gross receipts, profits, alternative minimum tax, gaming, excise, real or personal property, environmental, sales, use, value-added, ad valorem, withholding, national insurance and social security, customs, excise and import duties, retirement, employment, unemployment, workers' compensation, occupation, service, license, net worth, capital stock, payroll, franchise, gains, stamp, transfer and recording taxes.

            (ii) TAX RETURN means any return, declaration, report, document, claim for refund, estimate, information return or other statement or information required to be filed or supplied to any Tax or governmental authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

4.10  ABSENCE OF CHANGES IN BENEFIT PLANS

      (a) Except as disclosed in the Filed SEC Documents, since December 1, 2003 there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, COMPANY BENEFIT PLANS).

      (b) Except as disclosed in the Filed SEC Documents, there are not any employment, consulting, deferred compensation, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, COMPANY BENEFIT AGREEMENTS).

      (c) Except as disclosed in the Filed SEC Documents, since December 1, 2003 there has not been any action to accelerate any rights or benefits, any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan, or any material determinations not in the ordinary course of business, under any collective bargaining agreement or Company Benefit Plan or Company Benefit Agreement.

4.11  ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS

      (a) Section 4.11(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (ERISA)) (sometimes referred to herein as COMPANY PENSION PLANS), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans and Company Benefit Agreements (including in such description the number of participants in each such plan and the cost to the Company to maintain each such plan), each as of the date hereof maintained, or contributed to, by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary is a party, for the benefit of any current or former employees, officers or directors of the Company or any Company Subsidiary. The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan and Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plan or Company Benefit Agreement a description thereof),
            (ii) the three most recent annual reports on Form 5500 filed with the Department of Labor with respect to each Company Benefit Plan (if any such report was required), as well as copies of all other filings made with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation for each Company Benefit Plan's most recent three plan years, (iii) the most recent summary plan description for each

            Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance, group annuity and any other material contract relating to any Company Benefit Plan.

      (b)   All Company Pension Plans that are intended to be qualified under
            Section 401(a) of the Internal Revenue Code of 1986, as amended (the
            CODE) have received favorable determination letters from the Internal Revenue Service with respect to TRA (as defined in Section I of Rev. Proc. 93-39), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

      (c) With respect to all Company Benefit Plans, the reporting, disclosure and other requirements of ERISA and the Code, as applicable, have been fulfilled in all material respects.

      (d) There are no pending or, to the knowledge of the Company, threatened claims, investigations, proceedings, suits, litigation or other actions by, on behalf of, against, or otherwise affecting, involving or in any way relating to any of the Company Benefit Plans or the Company Benefit Arrangements, and, to the knowledge of the Company, there are no facts or set of circumstances to the knowledge of the Company that has resulted in or would result in any such claims, investigations, proceedings, suits, litigation or actions.

      (e) No Company Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, and neither the Company nor any Company Subsidiary or any of their respective affiliates have any actual or contingent liability under any plan (whether or not currently sponsored, maintained or contributed to by any such entity) that is or was subject to such provisions of ERISA or the Code.

      (f) None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that would subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA.

      (g) All contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed SEC Documents.

      (h) No Company Pension Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a COMPANY MULTIEMPLOYER PENSION
            PLAN), and neither the Company nor any Company Subsidiary has any actual or contingent liability under any former Company Multiemployer Pension Plan.

      (i) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan is funded through a "welfare benefit fund" (as defined in

            Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiaries on or at any time after the Effective Time.

      (j) Neither the Company nor any Company Subsidiary have any obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement.

      (k) Except with respect to accelerated vesting of Company Stock Options under the Company Stock Plans (excluding the Retek Inc. 1999 Employee Stock Purchase Plan (the COMPANY ESPP)), the consummation of the Offer, the Merger or any other Transaction will not (i) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements or (iii) result in any breach or violation of, or a default under, any of the Company Benefit Plans or Company Benefit Agreements.

      (l) Other than payments that may be made to the persons listed in the Company Disclosure Schedule (the PRIMARY COMPANY EXECUTIVES), any amount or economic benefit that would be received (whether in cash or property or the vesting of property) as a result of the Offer, the Merger or any other Transaction (including as a result of termination of employment on or following the Effective Time) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan or Company Benefit Agreement or otherwise would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any Company Subsidiary or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. Set forth in the Company Disclosure Schedule are (i) the estimated maximum amount that would be paid to each Primary Company Executive as a result of the Offer, the Merger and the other Transactions under all Company Benefit Plans and Company Benefit Agreements and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

4.12  LITIGATION

      (a) There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any Company Subsidiary or any of their respective businesses or assets or any of the directors or employees of the Company or any Company Subsidiary or, to the knowledge of the Company, its stockholders or representatives (in each case insofar as any such matters relate to their activities with the Company or any Company Subsidiary) at law or in equity, or before any Governmental Entity, arbitrator or arbitration panel that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect or result in a liability to the Company or any Company Subsidiary, taken as a whole, in excess of $5,000,000. Neither the Company nor any Company Subsidiary is subject to any outstanding Judgment against the Company or any Company Subsidiary or naming the Company or any Company Subsidiary as a party or by which any of the employees or representatives of the Company or any Company Subsidiary is prohibited or restricted from engaging in or otherwise conducting the business of the Company or any

            Company Subsidiary as presently conducted that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or result in a liability to the Company or any Company Subsidiary taken as a whole, in excess of $5,000,000.
            Section 4.12(a) of the Company Disclosure Schedule shall include a complete and accurate summary of each suit, claim, action, proceeding, investigation and Judgment set forth therein, together with a summary of its status as well as the damages or other relief sought or imposed thereby.

      (b) There is no investigation or review by any Governmental Entity or self-regulatory authority with respect to the Company or any Company Subsidiary (excluding investigations and reviews of Intellectual Property applications by the Intellectual Property offices of a Governmental Entity) or any of their respective employees (insofar as any such investigation or review relates to their activities with the Company or any Company Subsidiary) actually pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or self-regulatory authority indicated to the Company or any Company Subsidiary in writing or, to the knowledge of the Company, verbally, an intention to conduct the same.

4.13  COMPLIANCE WITH APPLICABLE LAW

      (a) Except as disclosed in the Filed SEC Documents, the Company and the Company Subsidiaries and their personnel and operations are, and since January 1, 2003 have been, in compliance in all material respects with all material Laws applicable to the Company or any Company Subsidiary. Except as disclosed in the Filed SEC Documents, neither the Company nor any Company Subsidiary has received any written notice since January 1, 2003 (i) of any administrative, civil or criminal investigation or audit (other than Tax audits) by any Governmental Entity relating to the Company or any Company Subsidiary or (ii) from any Governmental Entity alleging that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law.

      (b) Each of the Company and the Company Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, variances, exemptions, notices, permits and rights of or with all Governmental Entities (PERMITS) necessary for it to own, lease or otherwise hold and to operate its properties and assets and to carry on its businesses and operations as now conducted, except for the failure to have such Permits that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There have occurred no defaults (with or without notice or lapse of time or both) under violations of, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit, except for such defaults, violations and events that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Offer nor the Merger, in and of itself, would reasonably be expected to cause the revocation or cancellation (with or without notice or lapse of time or both) of any such Permit that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

4.14  ENVIRONMENTAL MATTERS

      (a) Except for such matters that individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) each of the Company and the Company Subsidiaries is and has been in compliance with all applicable Environmental Laws and possesses and is and has been in compliance with all required Environmental Permits; (ii) there are no Environmental Claims (as defined below) pending or, to the knowledge of the

            Company, threatened against the Company or any Company Subsidiary and (iii) none of the Company, any Company Subsidiary or any of their predecessors has caused any releases or threatened releases of Hazardous Materials at any property currently or formed owned or operated by the Company, any Company Subsidiary or any of their predecessors, or at any off-site disposal location in connection with the current or past operations of the Company, any Company Subsidiary or their predecessors.

      (b)   For the purposes of this Agreement:

            (i) ENVIRONMENTAL CLAIMS means any and all actions, orders, decrees, suits, demands, notices, directives, claims, Liens, investigations, proceedings or notices of noncompliance, liability or violation by any Governmental Entity or other person alleging liability, whether contingent or otherwise (including investigation or remediation costs, administrative oversight costs and natural resource damages) arising out of, based on or related to Environmental Laws (including asbestos or other personal injury or property damage claims).

            (ii) ENVIRONMENTAL LAWS means all Laws or Judgments in each case issued, promulgated by, or entered into with, any Governmental Entity relating in any way to pollution or protection of human heath or the environment (including ambient air, surface water, groundwater, soils or subsurface strata), the preservation or reclamation of natural resources, or the presence, management, release or threatened release of Hazardous Materials.

            (iii) ENVIRONMENTAL PERMITS means all Permits required pursuant to
                  Environmental Laws.

            (iv) HAZARDOUS MATERIALS means (A) all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material and (B) all other substances, materials, chemicals or wastes of any nature that are prohibited, limited or regulated pursuant to any Environmental Law.

4.15  CONTRACTS

      Except as filed as an exhibit to the Filed SEC Documents and except for Contracts made solely between the Company and one or more wholly-owned Company Subsidiaries or between two or more wholly-owned Company Subsidiaries, neither the Company nor any Company Subsidiary is a party to any:

      (a) Contract that involves performance of services or delivery of goods, materials, supplies or equipment by the Company or any Company Subsidiary, or the payment therefor by the Company or any Company Subsidiary, with a remaining cost to complete in excess of $250,000;

      (b) covenant of the Company or a Company Subsidiary not to compete or other covenant of the Company or a Company Subsidiary restricting the development, manufacture, marketing or distribution of the products or services of the Company or any Company Subsidiary or otherwise limiting the freedom of the Company or any Company Subsidiary to compete in any line of business or with any person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any material assets or that by its terms purports to limit the freedom of any successor to or affiliate of the Company after the consummation of the Offer or the Merger;

      (c) Contract or other arrangement with any current or former officer, director or employee of the Company or a Company Subsidiary (other than employment agreements covered by clause (b) above);

      (d) lease, sublease or similar Contract with any person (other than the Company or a Company Subsidiary) under which the Company or a Company Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or a Company Subsidiary), (i) any real property or interest in real property owned or leased by the Company or a Company Subsidiary or (ii) any portion of any premises otherwise occupied by the Company or a Company Subsidiary;

      (e) lease or similar agreement with any person (other than the Company or a Company Subsidiary) under which (i) the Company or a Company Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or
            (ii) the Company or a Company Subsidiary is a lessor or sub-lessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or a Company Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $250,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 90 days for a cost of less than $250,000;

      (f) (i) continuing Contract for the future purchase of materials, supplies or equipment (other than purchase Contracts and orders for inventory in the ordinary course of business), (ii) management, service, consulting or other similar type of Contract or (iii) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than the Company or a Company Subsidiary) in excess of $250,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 90 days for a cost of less than $250,000;

      (g) material license, option or other agreement relating in whole or in part (other than incidentally) to the Intellectual Property set forth in Section 4.17(a) of the Company Disclosure Schedule (including any license or other agreement under which the Company or a Company Subsidiary is licensee or licensor of any such Intellectual Property) other than any (i) Contract entered into by the Company or a Company Subsidiary in the ordinary course of business pursuant to which Company Software is licensed to a third-party customer, (ii) commercially available over-the-counter "shrink-wrap" used by the Company or a Company Subsidiary in the operation of its business or (iii) non-negotiated license of third-party Intellectual Property embedded in equipment or fixtures and used by the Company or a Company Subsidiary for internal purposes only;

      (h) Contract under which the Company or a Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Company or a Company Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company or a Company Subsidiary) in any such case which, individually, is in excess of $100,000;

      (i) Contract (including so-called take-or-pay or keepwell agreements) under which (i) any person (including the Company or a Company Subsidiary) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary or
            (ii) the Company or a Company Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $250,000;

      (j) Contract under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or a Company Subsidiary), in any such case which, individually, is in excess of $100,000;

      (k) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any real property or interest in real property owned or leased by the Company or a Company Subsidiary;

      (l) agreement or instrument providing for indemnification of any person with respect to material liabilities relating to any current or former business of the Company, a Company Subsidiary or any predecessor person other than indemnification obligations of the Company or any Company Subsidiary pursuant to the provisions of a Contract entered into by the Company or a Company Subsidiary in the ordinary course of business with a third-party customer licensing Company Software or purchasing related services;

      (m) any partnership, joint venture or other similar agreement or arrangement;

      (n) other Contract or commitment to which the Company or any Company Subsidiary is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person (other than to the Company or a Company Subsidiary) in excess of $250,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 90 days for a cost of less than $250,000; or

      (o) employee collective bargaining agreement or other Contract with any labor union or employment agreement or employment Contract (other than for employment at-will) that has an aggregate future liability in excess of $100,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 60 days for a cost of less than $100,000.

      Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) in any material respect any Contract to which the Company or a Company Subsidiary is a party or by which the Company or a Company Subsidiary or any of its properties or assets is bound that is set forth in Section 4.15 of the Company Disclosure Schedule. Each such Contract is a valid and binding agreement of the Company or a Company Subsidiary, and, to the knowledge of the Company, any other party thereto, and is in full force and effect except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors' rights generally and by general principles of equity.

4.16  TITLE TO PROPERTIES

      (a) The Company and each of the Company Subsidiaries have good and marketable title to, or valid leasehold interests in, all their material tangible properties and material tangible assets. All such assets and properties, other than assets and properties in which the Company or any Company Subsidiary has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and would not reasonably be expected to result in a Company Material Adverse Effect.

      (b) The Company and each of the Company Subsidiaries enjoy peaceful and undisturbed possession under all material real property leases to which they are parties.

4.17  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE

      (a) Section 4.17(a)(i) of the Company Disclosure Schedule sets forth (i) a complete and accurate list as of the date hereof of all Company Owned Intellectual Property and (ii) the owner of such Company Owned Intellectual Property and any registration thereof or application therefor. Section 4.17(a)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of Contracts existing as of the date hereof pursuant to which the Company or one of the Company Subsidiaries has obtained rights to the Company Licensed Intellectual Property (other than Contracts the non-disclosure of which therein does not constitute a misrepresentation under Section 4.15(g)). All Company Owned Intellectual Property is owned by the Company or one of the Company Subsidiaries free and clear of all Liens, other than (A) immaterial Liens that do not limit the ability of the Company or any Company Subsidiary to use, modify, extend or enhance the same or require any royalty or other similar payment to be made to any person other than the Company or any Company Subsidiary and (B) statutory Liens for Taxes not yet due or payable. Neither the Company nor any Company Subsidiary has entered into any agreements which limit in any respect its or their right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare Derivative Works of and sublicense any Company Owned Intellectual Property, without payment or other material obligation, to any other person.

      (b) Section 4.17(b) of the Company Disclosure Schedule contains a complete and accurate list of all Software owned by the Company or any Company Subsidiary as of the date of this Agreement (the OWNED SOFTWARE) that is material, which list specifies which of the Company or any Company Subsidiary is the owner thereof. The Company or one of the Company Subsidiaries has title to the Owned Software, free and clear of all Liens, including claims or rights of employees, agents, consultants, contractors, partners, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software, other than (A) immaterial Liens that do not limit the ability of the Company or any Company Subsidiary to use, modify, extend or enhance the same or require any royalty or other similar payment to be made to any person other than the Company or any Company Subsidiary and (B) statutory Liens for Taxes not yet due or payable.

      (c) Section 4.17(c) of the Company Disclosure Schedule contains a complete and accurate list of (i) all Open Source Software and (ii) all other Licensed Software that is material as identified by the license or other agreement by which such right to use has been obtained and the duration or term thereof. The Company and any Company Subsidiary utilizing such Licensed Software has the rights and licenses to the Licensed Software as set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Company or any Company Subsidiary, and the Company and each of the Company Subsidiaries are in compliance in all material respects with all applicable provisions of such agreements. None of the Licensed Software constitutes a component of, has been included, incorporated or embedded into or made a part of, any Owned Software or any other Licensed Software. Neither the Company nor any Company Subsidiary has published or disclosed any Licensed Software or other Third Party Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software or other Third Party Software, in which case neither the Company nor any Company Subsidiary has any obligations to make royalty or other similar payments in respect of such distribution. No party to whom the Company or any Company Subsidiary has disclosed Licensed Software has, to the knowledge of Company, breached its obligation of confidentiality in any material respect. To the knowledge of the Company, no (i) Open Source Software that is embedded in or bundled, shipped or distributed with any Customer Software nor (ii) any other Open Source Software (other than immaterial Open Source Software) is used in a manner that requires the contribution of any portion of any Customer Software to any person, including into the open source Software community.

      (d) The Owned Software, Licensed Software and commercially available over-the-counter "shrink-wrap" Software constitute all Software used in the businesses of the Company and the Company Subsidiaries as of the date of this Agreement (collectively, the COMPANY SOFTWARE).
            Section 4.17(d) of the Company Disclosure Schedule sets forth a list of all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees) who on or prior to the date hereof have performed computer programming services for the Company or any Company Subsidiary (it being understood that if any entity was engaged, the entity rather than the individual persons working for such entity are to be listed) and identifies all contracts and agreements pursuant to which such services were performed. Each such listed entity or person has executed an agreement providing that the Company or a Company Subsidiary, as the case may be, has the exclusive ownership rights to all Intellectual Property and other work product conceived, developed or produced in connection with the programming services provided by such persons. Between January 1, 1999 and the date of this Agreement, none of the former or current members of management or key personnel of the Company or any Company Subsidiary, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Company Owned Intellectual Property has asserted any claim against the Company or any Company Subsidiary in connection with the involvement of such persons in the conception and development of any Company Owned Intellectual Property, and to the knowledge of the Company no such claim has been threatened. To the knowledge of the Company, no other person or entity is infringing in any respect any Intellectual Property rights of the Company or any Company Subsidiary with respect to the Company Software.

      (e) Section 4.17(e)(1) of the Company Disclosure Schedule lists and separately identifies all agreements in effect as of the date of this Agreement pursuant to which the Company or any Company Subsidiary has been granted rights to market Third Party Software, and Section 4.17(e)(2) of the Company Disclosure Schedule lists and separately identifies all agreements in effect as of the date of this Agreement pursuant to which the Company or any Company Subsidiary has granted marketing rights in the Company Software to third parties.

      (f) All Company Owned Intellectual Property consisting of patents, patent applications, trademark registrations, trademark applications and copyright registrations have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Entity in each jurisdiction in which the Company or any Company Subsidiary has sought to register such rights, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect. The Company and each Company Subsidiary have complied with all applicable notice and marking requirements for such Patents, Trademarks and Copyrights.

      (g) Between January 1, 1999 and the date of this Agreement, neither the Company nor any Company Subsidiary has received any notice of any possible infringement or other violation by the Company or any Company Subsidiary or any of its or their products or services. To the Company's knowledge, between January 1, 1999 and the date of this Agreement, neither the Company nor any Company Subsidiary is violating or has violated, and the conduct of the businesses of the Company and Company Subsidiaries as currently conducted, does not violate or infringe the rights of any person in any Intellectual Property.

      (h) The execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to any Lien, right, license, lease or similar agreement relating to, any Company Intellectual Property or any Company Software, or any right of termination, cancellation or acceleration of any Company Intellectual Property right or obligation set forth in any agreement to which the Company or any Company Subsidiary is a party, cause the loss or encumbrance of any Company Intellectual Property or material benefit related thereto, result in the creation of any Lien in or upon any Company Intellectual Property or right, or otherwise impair the Company's or any Company Subsidiary's ability to use the Company Software in the same manner as such Software is currently used by the Company or any Company Subsidiary.

      (i) Neither the Company nor any Company Subsidiary has assigned, sold or otherwise transferred ownership of any material Patent, Trademark or Copyright since December 31, 2001.

      (j) The Company and each of the Company Subsidiaries have taken reasonable steps to protect their rights in respect of Company Owned Intellectual Property, including complying with appropriate marking/notice requirements and to the knowledge of the Company no such rights, including any right to prevent other persons from using rights in Company Owned Intellectual Property, have been lost or are reasonably expected to be lost through failure to act by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has agreed to waive any rights in Company Intellectual Property except pursuant to customary right to use granting provisions of licenses to Customer Software.

      (k) Section 4.17(k) of the Company Disclosure Schedule sets forth a complete and accurate list of all material actions that are required to be taken by the Company or any Company Subsidiary within 180 days of the date of this Agreement with respect to any of the Company Intellectual Property.

      (l) The Company and each Company Subsidiary have at all times since January 1, 2001, maintained in connection with the conduct of the business of the Company and the Company Subsidiaries including its and their activities on or related to the World Wide Web (the WEB) and the Internet, one or more written privacy statements or policies governing the collection, maintenance, and use of data and information collected from users of Web sites owned, operated, or maintained by, on behalf of, or for the benefit of the Company or any Company Subsidiary (COMPANY WEB SITES) and such privacy statements or policies have at all relevant times been conspicuously made available to users of Company Web Sites. Such statements or policies, along with the collection, maintenance, and use of user data and information and transfer thereof, including in connection with the Transactions, comply and will comply in all material respects with all applicable Law, including the rules and regulations promulgated by the U.S. Federal Trade Commission.

      (m) For purposes of this Agreement, the following terms shall have the definitions set forth below:

            (i)   INTELLECTUAL PROPERTY means:

                  (A) all trademarks (registered or unregistered), service marks, brand names, trade names, domain names, certification marks, trade dress, assumed names, other indications of origin and the goodwill associated therewith, and all registrations or applications for registration thereof in any jurisdiction, including any extension, modification or renewal of any such registration or application (collectively, TRADEMARKS);

                  (B) all patents, patent applications, continuations, continuations-in-part, divisionals and foreign counterparts in any jurisdiction (collectively, PATENTS);

                  (C) all copyrights, database rights and moral rights in both published works and unpublished works, including all such rights in Software, user and training manuals, marketing and promotional materials, internal reports, business plans and any other writings, expressions, mask works, firmware and videos, whether copyrighted, copyrightable or not, and all registrations or applications for registration of copyrights thereof and any renewals or extensions thereof in any jurisdiction (collectively, COPYRIGHTS);

                  (D) trade secret and confidential information, and rights in any jurisdiction to limit the use or disclosure thereof by a third party, including such rights in inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction (and whether or not reduced to practice), know-how, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically or otherwise (collectively, SECRET INFORMATION); and

                  (E) any similar intellectual property or proprietary rights similar to any of the foregoing, licenses, immunities, covenants not to sue and the like relating to the foregoing, and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing;

            (ii) SOFTWARE means any and all: (A) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts, library functions, algorithms, architecture, structure, display screens and development tools, and other information, work product or tools used to design, plan, organize or develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing;

            (iii) THIRD PARTY SOFTWARE means Software with respect to which a third party holds any copyright or other ownership right (and, therefore, such Software is not owned exclusively by the Company or any Company Subsidiary);

            (iv) LICENSED SOFTWARE means all Software (other than commercially available over-the-counter "shrink-wrap" Software) under which the Company or any Company Subsidiary is, as of the date hereof, a licensee, lessee or otherwise has obtained the right to use, including all open source Software, shareware and freeware;

            (v) OPEN SOURCE SOFTWARE means all Licensed Software that is open source Software, shareware or freeware;

            (vi) CUSTOMER SOFTWARE means all Owned Software that is licensed by the Company or any Company Subsidiary to customers in the ordinary course of its or their business;

            (vii) COMPANY INTELLECTUAL PROPERTY means all Intellectual Property consisting of patents, patent applications, trademark registrations, trademark applications, common-law trademarks, copyright registrations and domain names that is both (A) material to and used in the business of the Company or any Company Subsidiary as of the date of this Agreement and (B) owned by or licensed to the Company or any Company Subsidiary;

            (viii) COMPANY OWNED INTELLECTUAL PROPERTY means Company
                  Intellectual Property that is owned by the Company or any Company Subsidiary;

            (ix) COMPANY LICENSED INTELLECTUAL PROPERTY means Company Intellectual Property that is licensed to the Company or any Company Subsidiary; and

            (x)   DERIVATIVE WORK shall have the meaning set forth in 17 U.S.C.
                  Section 101.

4.18  LABOR MATTERS

      There are no collective bargaining or other labor union or similar agreements or arrangements to which the Company or any Company Subsidiary is a party or by which any of them is bound in any jurisdiction in which the Company or any Company Subsidiary operates. To the knowledge of the Company, since January 1, 2002, neither the Company nor any Company Subsidiary has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

4.19  INSURANCE

      Section 4.19(a) of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Company Subsidiaries. There is no claim by the Company or any Company Subsidiary pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company, the Company Subsidiaries and affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). As of the date hereof, the Company does not have any knowledge of threatened termination of, or material premium increase with respect to, any of such policies.

4.20  BROKERS; SCHEDULE OF FEES AND EXPENSES

      No broker, investment banker, financial advisor or other person, other than Deutsche Bank, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The estimated professional fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of Deutsche Bank and the applicable hourly fee rates of the Company's legal counsel) are set forth in Section 4.20 of the Company Disclosure Schedule. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Deutsche Bank relating to the Offer, the Merger and the other Transactions.

4.21  OPINION OF FINANCIAL ADVISOR

      The Company has received the opinion of Deutsche Bank Securities Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair to the holders of Company Common Stock from a financial point of view. A signed copy of that opinion has been provided to Parent.

4.22  POTENTIAL CONFLICTS OF INTEREST

      Except as disclosed in the Filed SEC Documents, there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as disclosed in the Filed SEC Documents, to the knowledge of the Company (a) no officer of the Company or any Company Subsidiary owns, directly or indirectly, any interest in (except stock holdings of publicly held and traded companies solely for investment purposes and not in excess of 1% of the outstanding shares of any such class of securities) or is an officer, director, employee or consultant of any person which is, a competitor, lessor, lessee, customer or supplier of the Company and (b) no officer or director of the Company or any Company Subsidiary (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any Company Subsidiary is using or the use of which is necessary for the business of the Company or the Company Subsidiaries,
      (ii) has any claim, charge, action or cause of action against the Company or any Company Subsidiary, except for claims for accrued vacation pay, accrued benefits under the employee benefit plans maintained by the Company or a Company Subsidiary and similar matters and agreements existing on the date hereof, (iii) has made, on behalf of the Company or any Company Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other person of which any officer or director of the Company or any Company Subsidiary, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies) or (iv) owes any money to the Company or any Company Subsidiary.

4.23  VOTE REQUIRED

      The only vote of holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the Merger is, if required by applicable Law, the approval and adoption of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock (the COMPANY STOCKHOLDER APPROVAL). The affirmative vote of any holders of any other class of Company capital stock is not necessary to approve this Agreement or to consummate any Transaction.

5.    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Except as set forth in the disclosure schedule delivered to the Company contemporaneously with the execution and delivery hereof (the PARENT DISCLOSURE SCHEDULE), Parent and Sub represent and warrant to the Company as follows:

5.1   ORGANIZATION, STANDING AND POWER

      Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as currently conducted.

5.2   SUB

      (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

      (b) The authorized capital stock of Sub consists of 1000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent free and clear of any Lien.

5.3   AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY

      Each of Parent and Sub has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate and, subject to the next sentence, stockholder action on the part of Parent and Sub. Immediately after the execution and delivery of this Agreement, Parent, as sole stockholder of Sub, will approve and adopt this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement and each this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors' rights generally and by general principles of equity.

5.4   NO CONFLICTS; CONSENTS

      (a) The execution, delivery and performance by each of Parent and Sub of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms of this Agreement will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.4(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such matters that individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole (a PARENT MATERIAL ADVERSE EFFECT).

      (b) No Consent of, or registration, declaration or filing with, or Permit from any Governmental Entity or termination or expiration of any waiting period under applicable Law, is required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than: (i) compliance with and filings under the HSR Act and all other applicable competition and antitrust Laws, including under the German Federal Cartel Office, (ii) the filing with the SEC of (A) the Offer Documents and
            (B) such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable Environmental Laws, (v) such filings as may be required in connection with the taxes described in Section 7.8, (vi) filings under state securities or takeover Law and (vii) such filings as may be required under Chapter 80B of the Minnesota Statutes.

5.5   INFORMATION SUPPLIED

      None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (a) the Offer Documents, the
      Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub pursuant to this
      Section 5.5 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

5.6   BROKERS

      No broker, investment banker, financial advisor or other person other than Credit Suisse First Boston LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

5.7   FINANCING

      Parent and Sub will have available (through cash on hand and existing credit arrangements or otherwise) all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Offer and conversion of all remaining shares of Company Common Stock pursuant to the Merger, as and when needed, and to perform their respective obligations under this Agreement.

5.8   LITIGATION

      There is no suit, action, proceeding or investigation pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its subsidiaries or any of their respective properties before any Governmental Entity that questions the validity of this Agreement or any action to be taken by Parent or Sub in connection with the consummation of the Transactions or would otherwise prevent or delay the consummation of the Transactions that individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect.

6.    COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1   CONDUCT OF BUSINESS

      (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for matters contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the usual, regular and ordinary course of business and use all reasonable efforts to preserve intact its assets, Intellectual Property, business organization and relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, and to keep available the services of its current officers and employees with the objective of preserving unimpaired their goodwill and ongoing business at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement or set forth on Section 6.1(a) of the Company Disclosure Schedule, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to do any of the following without the prior written consent of Parent:

            (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of capital stock of the Company or any Company Subsidiary, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of capital stock of the Company or any Company Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any Company Subsidiary or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, options, warrants or calls to acquire any such shares or other securities;

            (ii) issue, deliver, sell, grant, pledge, transfer or otherwise encumber or dispose of or subject to any Lien (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights of any kind to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their current terms and
                  (2) the issuance of Company Common Stock pursuant to the Top-Up Option;

            (iii) amend the Company Charter, Company By-laws or other comparable charter or organizational documents;

            (iv) directly or indirectly acquire or agree to acquire, by merging or consolidating with, or by purchasing or by any other manner, any equity interest in, business of or a substantial portion of the assets of, any person or any acquisition by the Company or any Company Subsidiary of any assets that are material to the Company and the Company Subsidiaries;

            (v) (A) grant to any current or former director, officer or employee of the Company or any Company Subsidiary any increase in compensation or pay any bonus, except for increases of cash compensation in the ordinary course of business or to the extent required under employment agreements in effect on the date hereof and set forth in Section 4.15 of the Company Disclosure Schedule, (B) grant to any such current or former director, officer or employee of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect on the date hereof and set forth in Section 4.15 of the Company Disclosure Schedule, (C) establish, adopt, enter into or amend any Company Benefit Agreement, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan, (E) take any action to accelerate any rights or benefits, take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan, or make any material determinations not in the ordinary course of business, under any collective bargaining agreement or Company Benefit Plan or Company Benefit Agreement or (F) amend or modify any Company Stock Option;

            (vi) make any change in its fiscal year, revalue any assets or make any change in its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or Law;

            (vii) except licenses of Company Intellectual Property to customers in the ordinary course of business, directly or indirectly sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets with a value, individually or in the aggregate, in excess of $100,000;

            (viii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances (other than advances to non-officer employees in the ordinary course of business) or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly-owned subsidiary of the Company;

            (ix) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (C) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any Company Subsidiary that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity, in each case in clauses (A) through (D) in a manner outside the ordinary course of business;

            (x) incur or agree to incur any new capital expenditures that, in the aggregate, are in excess of $1,000,000 in any calendar quarter;

            (xi) make or change any material Tax election or settle or compromise any material Tax liability or refund;

            (xii) (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business or (B) cancel any indebtedness that is material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, or waive any claims or rights of substantial value;

            (xiii) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than for the liquidation of any Company Subsidiary into the Company;

            (xiv) make, enter into or renew, extend, amend, modify, or waive any material provisions of any Contract or commitment or relinquish or waive any material Contract rights or agree to the termination of any material Contract, except in the ordinary course of business;

            (xv) institute, settle, or agree to settle any action, claim or proceeding pending or threatened before any arbitrator, court or other Governmental Entity;

            (xvi) agree to any covenant of the Company or a Company Subsidiary not to compete or other covenant of the Company or a Company Subsidiary restricting the development, manufacture, marketing or distribution of the products or services of the Company or any Company Subsidiary or otherwise limiting the freedom of the Company or any Company Subsidiary to compete in any line of business or with any person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any material assets or that would so limit the freedom of Parent or any of its affiliates after the consummation of the Offer or the Merger;

            (xvii) make any change in personnel relating to key employees, operations or finance; or

            (xviii) authorize, commit or agree to take any action referred to in
                  Sections 6.1(a)(i) through 6.1(a)(xvii).

            Without limiting the generality of Section 10.7 (Entire Agreement; No Third-Party Beneficiaries), the provisions of this Section 6.1(a) shall be limited by and subject to the provisions of Section 10.7.

      (b) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in, except as otherwise permitted by Section 6.2, any condition to the Offer set forth in Annex 1, or any condition to the Merger set forth in
            Article 8, not being satisfied.

6.2   NO SOLICITATION

      (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively,


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
            REPRESENTATIVES) of, the Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined below),
            (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate knowingly the making of any inquiry or any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal or (iii) make or authorize any statement, recommendation or solicitation in respect of any Company Takeover Proposal (except as permitted by Section 6.2(b)). The Company shall, and shall cause each of the Company Subsidiaries and each Representative of the Company or any Company Subsidiary to,
            (A) immediately cease and cause to be terminated all discussions or negotiations with any person conducted heretofore with respect to any proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal and (B) request the prompt return or destruction of all confidential information previously furnished. The Company shall, and shall cause each Company Subsidiary to, enforce (and not release any person from any obligations under) any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party. Notwithstanding the foregoing, at any time prior to acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Company may, in response to a Company Takeover Proposal that the Company Board determines in good faith after consultation with outside counsel and an independent financial advisor of nationally recognized reputation is or is reasonably likely to result in a Superior Company Proposal (as defined below) that was not solicited by the Company or its Representatives and that did not otherwise result from a breach or a deemed breach of this Section 6.2(a), and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 6.2(c): (x) furnish information with respect to the Company and the Company Subsidiaries to the person making such Company Takeover Proposal pursuant to a confidentiality agreement not less restrictive of the other party (including with respect to standstill provisions) than the Confidentiality Agreement (as defined in Section 7.2), provided that all such information not previously provided to Parent is provided or made available on a substantially concurrent basis to Parent and (y) participate in discussions or negotiations with the person making such Company Takeover Proposal regarding such Company Takeover Proposal. Without limiting the foregoing, any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 6.2(a) by the Company.

      (b) Neither the Company nor the Company Board nor any committee thereof shall (i) (A) withdraw or modify, or propose to withdraw or modify the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger or (B) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal (either (A) or (B) being an ADVERSE CHANGE IN RECOMMENDATION) or (ii) approve, cause or permit the Company or any Company Subsidiary to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement (each, an ACQUISITION AGREEMENT) relating to any Company Takeover Proposal. Notwithstanding the foregoing, the Company may, to the extent that a failure to do so would be inconsistent with the fiduciary obligations of the Company Board under applicable Law as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, (x) make an Adverse Change in Recommendation or (y) at any time prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, in response to a Superior Company Proposal that was not solicited by or on behalf of the Company or any Company Subsidiary and did not otherwise result from a breach of Section 6.2(a), terminate this Agreement pursuant to Section 9.1(e) so long as concurrently with or immediately after such termination, the Company Board causes the Company to accept such Superior Company Proposal and enter into an Acquisition Agreement with respect thereto; provided, however, that such determination shall not be made prior to: (1) the fifth business day following the receipt by Parent of a Notice of Superior Proposal if such Notice of Superior Proposal is received prior to the date on which the Company has filed the Schedule 14D-9 or (2) the third business day following receipt of such Notice of Superior Proposal thereafter. A NOTICE OF SUPERIOR PROPOSAL means a written notice to Parent from the Company advising Parent that the Company Board is prepared to make an Adverse Change in Recommendation or accept a Superior Company Proposal, specifying the terms and conditions of such Superior Company Proposal and identifying the person making such Superior Company Proposal (it being understood and agreed that any amendment to the price or any other material term of such Superior Company Proposal shall require a new Notice of Superior Proposal and a new three or five business day period, as provided above). In determining whether to make an Adverse Change in Recommendation or to accept a Superior Company Proposal, the Company Board shall give effect to any changes to the terms of this Agreement proposed by Parent following receipt of such written notice.

      (c) The Company shall promptly, but in any event within 24 hours, advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to, or that would reasonably be expected to lead to or contemplates, any Company Takeover Proposal (including any change to the terms of any such Company Takeover Proposal or inquiry) and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status of any such Company Takeover Proposal or inquiry, (ii) promptly advise Parent of any material amendments to the terms of any such Company Takeover Proposal or inquiry and
            (iii) provide to Parent copies of all correspondence and other written material in the possession or control of the Company or its Representatives, in connection with any Company Takeover Proposal, as soon as practicable after receipt or delivery thereof. The Company shall not take any actions whether contractually or otherwise to limit its ability to comply with its obligations hereunder.

      (d)   For purposes of this Agreement:

            (i) COMPANY TAKEOVER PROPOSAL means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, directly or indirectly: (A) a merger, consolidation, tender offer, exchange offer, binding share exchange, joint venture, dissolution, recapitalization, liquidation, business combination or other similar transaction involving the Company or any Company Subsidiary, (B) the acquisition by any person in any manner of a number of shares of any class of equity securities of the Company or any Company Subsidiary equal to or greater than 15% of the number of such shares outstanding before such acquisition or (C) the acquisition by any person in any manner, directly or indirectly, of assets that constitute 15% or more of the net revenues, net income, EBITDA or assets of the Company and the Company Subsidiaries taken as a whole, in each case other than the Transactions.

            (ii) SUPERIOR COMPANY PROPOSAL means any bona fide written offer not solicited by or on behalf of the Company or any Company Subsidiary made by a third party that if consummated would result in such third party acquiring, directly or indirectly, at least a majority of the voting power of the Company Common Stock (so long as such third party is obliged to consummate a customary back end merger pursuant to which any remaining holders of Company Common Stock are entitled to receive the same consideration) or all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole, (A) for consideration that the Company Board determines in its good faith judgment to be superior from a financial point of view on a present value basis to the holders of Company Common Stock than the Transactions (based on the advice of an independent financial advisor of nationally recognized reputation), taking into account all the terms and conditions of such proposal, this Agreement and any proposal by Parent to amend the terms of this Agreement, (B) for which financing, to the extent required, is then committed, (C) for which, in the good faith judgment of the Company Board, no regulatory approvals are required, including antitrust approvals, that would not reasonably be expected to be obtained without undue cost or delay and (D) that, in the good faith judgment of the Company Board, is otherwise reasonably likely to be consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

7.    ADDITIONAL AGREEMENTS

7.1   PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING

      (a) If the adoption of this Agreement by the Company's stockholders is required by Law, the Company shall, as soon as practicable following the expiration of the Offer (provided that the Minimum Tender Condition has been satisfied), prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. No filing of, or amendment to, the Proxy Statement or any response to comments of the SEC shall be made by the Company without first providing Parent a reasonable opportunity to review and comment thereon. The Company shall include in such document or response all comments reasonably proposed by Parent and shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

      (b) If the adoption of this Agreement by the Company's stockholders is required by Law, the Company shall, as soon as practicable following the expiration of the Offer (provided that the Minimum Tender Condition has been satisfied), duly call, give notice of, convene and hold a meeting of its stockholders (the COMPANY STOCKHOLDERS MEETING) for the purpose of seeking the Company Stockholder Approval regardless of whether the Company Board determines at any time that this Agreement or the Merger are no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval (subject to Section 6.2(b)). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 7.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or the occurrence of any Adverse Change in

            Recommendation. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock with or without exercising its rights under the Top-Up Option, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

      (c) Parent shall cause all shares of Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Sub or any other subsidiary of Parent to be voted in favor of the approval and adoption of this Agreement.

7.2   ACCESS TO INFORMATION; CONFIDENTIALITY

      (a) The Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other advisors and representatives, reasonable access during reasonable business hours during the period prior to the Effective Time to: (i) all their respective properties, facilities, books, contracts, commitments, personnel and records and other information and business documents and (ii) customers of the Company or any Company Subsidiary as may reasonably be designated by Parent, provided that a representative of the Company shall be entitled to participate in any meetings or calls with such customers. During the period prior to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to Parent (A) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (B) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of PricewaterhouseCoopers LLP). Without limiting the generality of the foregoing, the Company shall, within two business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a stockholder of the Company would be entitled under Section 219 of the DGCL (assuming such holder met the requirements of such section). In connection with the access contemplated by this Section 7.2, Parent shall, and shall cause its representatives to, act in a manner as not to unreasonably interfere with the operations of the Company or the Company Subsidiaries.

      (b) Neither any investigation conducted by Parent or its representatives pursuant to this Section 7.2 nor the results thereof shall affect any representation or warranty of the Company contained in this Agreement or the ability of Parent to rely thereon. All information exchanged pursuant to this Section 7.2 shall be subject to the confidentiality agreement dated October 29, 2004, between the Company and Parent (the CONFIDENTIALITY AGREEMENT).

7.3   REASONABLE BEST EFFORTS

      (a) Upon the terms and subject to the conditions set forth in this Agreement (including Section 6.2), each of the parties shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Offer, the Merger and the other Transactions, including: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including using all reasonable best efforts to cause the pre-merger notifications required under the HSR Act to be filed within seven business days after the date hereof and including other filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement; provided, however, that Parent shall not be required to consent to any action described in paragraph (a) of Annex 1 to this Agreement. In connection with and without limiting the foregoing, Parent, Sub, the Company and the Company Board shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions.

      (b) The Company shall give prompt notice orally and in writing to Parent, and Parent or Sub shall give prompt notice orally and in writing to the Company, of any failure of any condition to the Offer set forth in Annex 1 or any condition to the Merger set forth in
            Article 8; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

7.4   STOCK OPTIONS

      (a) The holder of each vested Company Stock Option that has not been exercised prior to the Effective Time shall be entitled to receive an amount of cash equal to the product of the following: (1) the excess, if any, of (A) the per share Merger Consideration over (B) the exercise price per share of the Company Common Stock subject to such Company Stock Option, multiplied by (2) the number of shares of Company Common Stock issuable pursuant to the vested and unexercised portion of such Company Stock Option. Any Company Stock Option that is unvested immediately prior to the Effective Time shall be terminated and cancelled as of the Effective Time without any consideration paid in respect thereof. No Company Stock Options shall be assumed by Parent. No amount greater than the amount provided under the first sentence of this subparagraph may be paid to any option holder in respect of any Company Stock Option. All Company Stock Plans shall be terminated as of the Effective Time.

      (b) All amounts payable pursuant to this Section 7.4 shall be subject to any required withholding of Taxes and shall be paid at or as soon as practicable following the Effective Time, but in any event within seven days following the Effective Time, without interest. The cancellation of Company Stock Options in exchange for the cash payments described in this Section 7.4 shall be deemed a release of any and all rights the holder of such Company Stock Options had or may have had in respect thereof.

      (c) The Company Board (or if appropriate, any committee administering the Company ESPP) has adopted resolutions providing that a new purchase date for the Purchase Period (as defined in the Company
            ESPP) ongoing at the date of this Agreement (the CURRENT PURCHASE PERIOD) shall be set as of the date immediately preceding the Effective Time and any Offering Periods (as defined in the Company
            ESPP) shall end, and each participant's right to purchase any

            Company Common Stock pursuant to the Company ESPP shall be converted, as of the date immediately preceding the Effective Time, into the right to receive an amount of cash equal to (i) (A) the Merger Consideration minus the Purchase Price (as defined in the Company ESPP) per share of the Company Common Stock multiplied by
            (B) the number of shares of Company Common Stock that such participant's actual payroll contributions during the Current Purchase Period up to the date immediately preceding the Effective Time would have purchased at the Purchase Price plus (ii) reimbursement of such participant's actual payroll contribution during the Current Purchase Period up to the date immediately preceding the Effective Time; provided, however, that the maximum number of shares that would have been subject to purchase for the Current Purchase Period shall not exceed 286,434 shares. The Company ESPP shall terminate immediately following the consummation of such conversion.

      (d) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall take or cause to be taken such actions as are required to cause (i) the Company Stock Plans to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company to be deleted as of the Effective Time.

      (e)   In this Agreement:

            (i) COMPANY SAR means a stock appreciation right awarded pursuant to the Retek Inc. 1999 Equity Incentive Plan;

            (ii) COMPANY STOCK OPTION means any option to purchase Company Common Stock granted under any Company Stock Plan; and

            (iii) COMPANY STOCK PLANS means the Retek Inc. 1999 Director Stock
                  Option Plan, the Retek Inc. 1999 Equity Incentive Plan, the Retek Inc. 1999 Employee Stock Purchase Plan, the Hightouch Technologies, Inc. 1999 Stock Option Plan, and any other Company stock option, stock incentive, employee stock purchase or other equity-based stock plans in effect, in each case as amended from time to time.

      (f) Without limiting the generality of Section 10.7 (Entire Agreement; No Third-Party Beneficiaries), the provisions of this Section 7.4 shall be limited by and subject to the provisions of Section 10.7.

7.5   INDEMNIFICATION

      (a) Parent and Sub agree that all rights to indemnification for all acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries (the INDEMNIFIED PARTIES) as provided in their respective certificates of incorporation, by-laws or indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations; provided, that in the event any claim or claims are asserted or made prior to the expiration of all applicable statutes of limitations, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

      (b) Parent shall, or shall cause the Surviving Corporation to, maintain in effect for six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company Subsidiaries on the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing material terms and conditions that are no less advantageous to the persons currently covered by such policies as the insured) for acts or omissions occurring at or prior to the Effective Time to the extent that such liability insurance can be maintained annually at a cost to Parent not greater than 200% of the current annual premium for the current Company directors' and officers' liability insurance; provided, however, that if such insurance cannot be so maintained or obtained at such cost, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premium of the Company for such insurance.

7.6   FEES AND EXPENSES

      (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated, except that printing costs related to the Transactions are to be shared equally between the Company and Parent.

      (b)   In the event that:

            (i)   this Agreement is terminated by the Company pursuant to
                  Section 9.1(e) or by Parent or Sub pursuant to Section 9.1(d)(i), or

            (ii)  (A) the Company has knowledge of a Company Takeover Proposal,
                  (B) a Company Takeover Proposal shall have been made directly to holders of Company Common Stock or (C) any person has announced an intention (whether or not conditional) to make a Company Takeover Proposal, and thereafter this Agreement is terminated pursuant to Section 9.1(b)(ii), 9.1(c), or 9.1(d)(ii), and within twelve months of such termination the Company either enters into an Acquisition Agreement or consummates a Company Takeover Proposal, then the Company shall promptly, but in no event later than the date of the earliest such event, pay to Parent a fee equal to $15,000,000 (the TERMINATION FEE), payable by wire transfer of same day funds.

      (c)   The Company acknowledges that the agreements contained in this
            Section 7.6 are an integral part of the Transactions, and that, without these agreements, Parent and Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to make a payment due pursuant to this Section 7.6, and, in order to obtain such payment, Parent or Sub commences a suit that results in a judgment against the Company, the Company shall pay to Parent and Sub their reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 7.6 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. The Company acknowledges and agrees that the payment of any amounts due pursuant to this Section 7.6 shall not constitute the exclusive remedy of Parent and Sub under this Agreement. Without limiting the generality of the foregoing, in the event of a breach or deemed breach by the Company of Section 6.2, Parent and Sub shall be entitled to the remedies set forth in Section 10.10, including an injunction, and all other remedies available at law or in equity to which Parent and Sub are entitled.

      (d) In no event shall more than one Termination Fee be payable hereunder.

7.7   PUBLIC ANNOUNCEMENTS

      Parent and Sub, on the one hand, and the Company, on the other hand, shall to the extent reasonably practicable consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, by court process or by obligations pursuant to any listing agreement with any national securities exchange.

7.8   TRANSFER TAXES

      All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (TRANSFER TAXES) incurred in connection with the Transactions shall be paid by the party upon whom the primary burden is placed by the applicable Law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and any information with respect to such property that is reasonably necessary to complete such Tax Returns.

7.9   STOCKHOLDER LITIGATION

      The Company shall give Parent the opportunity to participate at Parent's expense in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction and the Company shall not agree to any such settlement without Parent's consent.

7.10  FURTHER ASSURANCES

      At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

7.11  ADDITIONAL AGREEMENT REGARDING BENEFIT PLANS

      For a period of one year after the Effective Time, Parent will cause the Surviving Corporation to provide benefit plans and arrangements to employees of the Surviving Corporation who were employees of the Company or the Company Subsidiaries as of the Effective Time that are no less favorable in the aggregate than the benefit plans and arrangements (excluding compensation and equity-based plans and arrangements) provided to such employees as of the date hereof. Parent shall, or shall cause the Surviving Corporation to (a) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Surviving Corporation who were employees of the Company or the Company Subsidiaries as of the Effective Time under any welfare plan in which such employees are eligible to participate after the Effective Time, to the extent that such conditions, exclusions and waiting periods would not apply under a similar plan of the Company in which such employees participated prior to the Effective Time and (b) provide each such employee with credit for service with the Company and the Company Subsidiaries under each employee benefit plan, program, or arrangement in which such employees become eligible to participate following the Effective Time for purposes of eligibility to participate and vesting of benefits, but not for purposes of benefit accruals, levels or amounts of benefits including any employer contributions.

8.    CONDITIONS PRECEDENT

      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or, if permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

      (a) STOCKHOLDER APPROVAL. If required by Law, the Company shall have obtained the Company Stockholder Approval.

      (b) ANTITRUST AND OTHER REGULATORY APPROVALS. Any consents, approvals and filings under any foreign competition and antitrust Law, including the German Federal Cartel Office, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made. All other regulatory approvals required to consummate the Transactions contemplated hereby whether U.S. or foreign shall have been obtained and shall be in full force and effect.

      (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 7.3, the party asserting such condition shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

      (d) NO STATUTORY PROHIBITION. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity that prohibits consummation of the Merger.

      (e) PURCHASE OF COMMON STOCK. Sub shall have previously accepted for payment and paid for shares of Company Common Stock pursuant to the Offer.

9.    TERMINATION, AMENDMENT AND WAIVER

9.1   TERMINATION

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

      (a)   by mutual written consent of Parent and the Company;

      (b)   by either Parent or the Company:

            (i) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

            (ii) if as the result of the failure of any of the conditions set forth in Annex 1 to this Agreement, (A) Sub shall have failed to commence the Offer within 30 days following the date of this Agreement or (B) the Offer shall have terminated or expired in accordance with its terms (including after giving effect to any extensions) without Sub having purchased any shares of Company Common Stock pursuant to the Offer prior to September 30, 2005, provided, however, that the right to terminate this Agreement pursuant to this Subsection (ii) shall not be available to any party whose failure to comply with its obligations under or breach of this Agreement results in the failure of any such condition;

      (c) by Parent, if any representation or warranty made by the Company in this Agreement shall not be true and correct, or if the Company breaches or fails to perform in any material respect any of its covenants or agreements contained in this Agreement, which failure to be true and correct, breach or failure to perform (i) would give rise to the failure of a condition set forth in Annex 1 and (ii) cannot be or has not been cured within 15 days after the giving of written notice to the Company of such breach;

      (d) by Parent if (i) either Parent or Sub is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex 1 to this Agreement or (ii) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the outstanding shares of Company Common Stock, on a fully diluted basis, on or prior to such date;

      (e) by the Company, prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, in accordance with
            Section 6.2(b); provided, however, that, in order for the termination of this Agreement pursuant to this subparagraph to be effective, the Company shall have complied with all of the provisions of Section 6.2, including the notice provisions therein, and with all applicable requirements of Section 7.6 including payment of the Termination Fee; or

      (f) by the Company prior to the acceptance of shares of Company Common Stock for payment pursuant to the Offer, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and if such failure to perform cannot be or has not been cured within 15 days after the giving of written notice to Parent of such breach.

9.2   EFFECT OF TERMINATION

      In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 4.20, Section 5.6,
      Section 7.2(b), Section 7.6, this Section 9.2 and Article 10, which provisions shall survive such termination, and except that nothing in this
      Section 9.2 shall relieve a party from liability for fraud or to the extent that such termination pursuant to Section 9.1 results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

9.3   AMENDMENT

      This Agreement may be amended, supplemented or modified by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment, supplement or modification that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended, supplemented or modified except by an instrument in writing duly executed and delivered by or on behalf of each of the parties.

9.4   EXTENSION; WAIVER

      At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed and delivered by or on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

10.   GENERAL PROVISIONS

10.1  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

      None of the representations and warranties in this Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

10.2  NOTICES

      All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt (or upon the next succeeding business day if received after 5 p.m. local time on a business day or if received on a Saturday, Sunday or United States holiday) by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   if to Parent or Sub, to:

            SAP America, Inc.
            3999 West Chester Pike
            Newtown Square, PA  19073

            Attention: Brad C. Brubaker

            with a copy to each of:

            SAP America, Inc.
            3999 West Chester Pike
            Newtown Square, PA  19073

            Attention: James Mackey

            SAP AG
            Neurottstrasse 16
            69190 Walldorf
            Germany

            Attention: Michael Junge

            and

            Allen & Overy LLP
            1221 Avenue of the Americas
            New York, NY  10020

            Attention: A. Peter Harwich
                       Eric S. Shube

      (b)   if to the Company, to:

            Retek Inc.
            950 Nicollet Mall
            Minneapolis, MN  55403

            Attention: Thomas F. Carretta

            with a copy to:

            Faegre & Benson LLP
            2200 Wells Fargo Center
            90 South Seventh Street
            Minneapolis, MN  55402-3901
            Attention: Michael A. Stanchfield
                       Steven C. Kennedy

10.3  DEFINITIONS

      For purposes of this Agreement:

      (a) an AFFILIATE, when used with reference to any person, means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first person;

      (b) a MATERIAL ADVERSE EFFECT on a party means any state of facts, change, development or occurrence that would reasonably be expected
            (i) to be material and adverse to the business, assets, properties, financial condition or results of operations of the party and the subsidiaries of the party taken as a whole or (ii) directly or indirectly to prevent or materially impede or materially delay the consummation of the Offer or the Merger, except for changes, developments or occurrences relating to (A) the economy, the securities markets or the software industry in general that do not have a significantly disproportionate effect on the party and the subsidiaries of the party, (B) the public announcement or existence of this Agreement (including with respect to employees, customers and prospective customers), (C) acts of terrorism or war (whether or not declared) or (D) actions or omissions expressly required by this Agreement or taken with the prior written consent of Parent;

      (c) IN THE ORDINARY COURSE OF BUSINESS, with respect to any action, means such action is:

            (i) consistent with the recent past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; and

            (ii) not required to be authorized by the Board of Directors of such person;


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
      (d) as it relates to the Company, KNOWLEDGE means, with respect to any matter in question, the actual knowledge of the Company's directors and executive officers, including the individuals listed on Section 10.3(d) of the Company Disclosure Schedule;

      (e) a PERSON means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, Governmental Entity or other entity or organization; and

      (f) a SUBSIDIARY of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least 50% of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

10.4  INTERPRETATION; COMPANY DISCLOSURE SCHEDULE

      (a) When a reference is made in this Agreement to an Article, Section, Subsection or Schedule, such reference shall be to an Article, Section or Subsection of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, except as otherwise specified herein. References to a person are also to its permitted successors and assigns.

      (b) Matters reflected in the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. Any matter disclosed in any section of the Company Disclosure Schedule shall be deemed disclosed with respect to all Sections of this Agreement to the extent that such disclosure of the matter is reasonably sufficient to inform Parent of the nature of the matter. If the same item is required to be disclosed in more than one section of the Company Disclosure Schedule, such item may be fully described in the principal section to which such item relates and incorporated into another section by a specific cross reference in such other section to the section in which such item is fully described. Nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself or the copy adequately describes the matter at issue).

10.5  SEVERABILITY

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

10.6  COUNTERPARTS

      This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

10.7  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

      This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions. For the avoidance of doubt and without limiting the foregoing, except for the provisions of
      Article 3 and Section 7.5 (and only in that case after the Effective
      Time), no other provision of this Agreement, including any provision relating to employee benefits or compensation, shall be deemed to confer any rights as a third-party beneficiary or otherwise on any person notwithstanding any principle of contractual interpretation that would otherwise be deemed to establish or confer such rights.

10.8  GOVERNING LAW

      This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction, except to the extent the Laws of Delaware are mandatorily applicable to the Company Board (including the fiduciary duties thereof and any actions taken pursuant to Section 6.2), the stockholders of the Company or the Merger.

10.9  ASSIGNMENT

      Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement if its transferee does not perform such obligations. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

10.10 ENFORCEMENT; WAIVER OF JURY TRIAL

      The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions or other appropriate equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive in any such proceeding the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond or any other security relating to such equitable relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any federal court located in the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                                   SIGNATORIES

IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                    SAP AMERICA, INC.,

                                    By: /s/ Brad C. Brubaker
                                        ---------------------------
                                        Brad C. Brubaker
                                        Authorized Signatory

                                    SAPPHIRE EXPANSION CORPORATION,

                                    By: /s/ James Mackey
                                        ---------------------------
                                        James Mackey
                                        President

                                    RETEK INC.,

                                    By:  /s/ Martin J. Leestma
                                         --------------------------
                                         Martin J. Leestma
                                         President and Chief Executive Officer

                                     ANNEX 1

                             CONDITIONS OF THE OFFER

Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which would represent at least a majority of the Fully Diluted Shares (the MINIMUM TENDER CONDITION) and
(ii) any waiting period under the HSR Act, the German Federal Cartel Office and any other similar and necessary foreign approvals or waiting periods applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated. The term FULLY DILUTED SHARES means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options (other than the option granted pursuant to the Top-Up Option), rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to commence the Offer, accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

(a) there shall be pending or threatened any suit, action or proceeding by any Governmental Entity, or pending any suit, action or proceeding that has a reasonable likelihood of success by any other person, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction or, other than litigation that is set forth in
      Section 4.12(a) of the Company Disclosure Schedule, seeking to obtain from the Company, Parent or Sub or any of their respective subsidiaries or affiliates any damages that are material in relation to the Company and the Company Subsidiaries taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, as a result of the Offer, the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries or (v) other than litigation that is set forth in Section 4.12(a) of the Company Disclosure Schedule, that otherwise individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect;

(b) any Law or Judgment shall have been enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any Consent or Permit withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or affiliates or (ii) the Offer, the Merger or any other Transaction, in either case by any Governmental Entity that individually or in the aggregate would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

(c) since the date of this Agreement, there shall have occurred any event, change or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(d) there shall have occurred and be continuing at the time immediately prior to such obligation of Sub (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than a shortening of trading hours or any trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) any extraordinary adverse change in the financial markets or major stock exchange indices in the United States or (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

(e) the Company Board or any committee thereof shall have (i) failed to recommend the Offer or the approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdrawn or modified the approval or recommendation of the Company Board or any committee thereof of this Agreement, the Offer, the Merger or the other Transactions (including by amendment of the Schedule 14D-9) in a manner adverse to Parent, (ii) approved or recommended to the stockholders of Company a Company Takeover Proposal or announced its intention to enter into an Acquisition Agreement with respect to a Company Takeover Proposal or (iii) approved or recommended that stockholders of the Company tender their shares of Company Common Stock into any tender offer or exchange offer that is a Company Takeover Proposal or is related thereto;

(f) any representation and warranty of the Company in this Agreement shall not be true and correct (disregarding solely for purposes of this paragraph
      (f) any materiality or Company Material Adverse Effect qualifications therein), which failure to be true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect as of the scheduled or extended expiration of the Offer, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date);

(g)   any representation and warranty of the Company contained in Section 4.3 or
      Section 4.17 of this Agreement that is qualified as to materiality or material adverse effect shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of this Agreement and as of the scheduled or extended expiration of the Offer, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date);

(h) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

(i) the Company shall have (i) failed to timely file with the SEC its annual report on Form 10-K including all information required to be disclosed pursuant to Item 9A of Form 10-K or (ii) failed to include in its annual report on Form 10-K an unqualified opinion from its auditors on the Company's financial statements; or

(j)   this Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion; provided, however, that the Minimum Tender Condition may not be waived. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.